Exhibit 6




                         August 28, 1997


A&M Investment Associates #4, LLC
Alvarez & Marsal, Inc.
885 Third Avenue, Suite 1700
New York, New York 10022-4802


     Re:  Term Loan Agreement

Gentlemen:

          This letter agreement (this "Agreement") shall constitute the agreement of Madeleine, LLC ("Madeleine") to make a term loan to A&M Investment Associates #4, LLC, a Delaware limited liability company ("A&M"), for the purpose of financing the purchase by A&M of 385,542 shares of common stock of Wherehouse Entertainment, Inc. (the "Stock") at the price of Ten and Three Eighths of One Dollar per share ($10 3/8).

          i. Definitions. The following terms used in this Agreement shall have the following meanings:

     "Affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

     "A&M Stock Pledge and Account Agreement" means that certain
A&M Stock Pledge and Account Agreement dated as of the date hereof between Madeleine and A&M and in the form of Annex II hereto.

     "Promissory Note" means the Secured Non-Recourse Promissory
Note of A&M, dated the date hereof and in the form of Annex I hereto, to evidence the Term Loan made by Madeleine under this Agreement.

     "Obligations" means all obligations of A&M under this Agreement, the Promissory Note, the A&M Stock Pledge and Account
Agreement and all matters relating hereto and thereto.

          ii.       Term Loan.

                         (i)       Amount; Expiration.  Madeleine
                              hereby agrees to provide a term
                              loan in the amount of Two Million
                              Five Hundred Thousand Nine Hundred
                              Ninety Eight United States Dollars
                              and Twenty Five United States Cents
                              ($2,599,998.25) to A&M (the "Term
                              Loan").  The commitment of
                              Madeleine hereunder to make the
                              Term Loan shall expire immediately
                              and without further action on
                              September 1, 1997 if the Term Loan
                              is not made on or before that date.

                         (ii)      Borrowing Mechanics.  A&M may
                              request the Term Loan by delivering
                              to Madeleine, not later than 12:00
                              noon (New York time) on the
                              proposed funding date for the Term
                              Loan, a notice of borrowing which
                              shall be in the amount of
                              $2,599,998.25 and shall specify the
                              proposed funding date for the Term
                              Loan the proceeds of which shall be
                              transmitted by wire on such
                              proposed funding date to:

                    Citibank
                    ABA #021000089
                    for account of Bear Stearns Securities Corp.
                    Account #09253186
                    for sub-account of Madeleine, LLC
                    Sub-account #1020675227

Such notice shall be executed by the person acting as an authorized representative of A&M, who shall, until A&M advises Madeleine to the contrary, be Antonio C. Alvarez II or Bryan Marsal. A&M may make only one borrowing under the Term Loan, and amounts borrowed under the Term Loan and subsequently repaid or prepaid may not be reborrowed. Except as otherwise provided in this Agreement, the Promissory Note and the A&M Stock Pledge and Account Agreement, A&M hereby agrees that amounts borrowed under this subsection 2(b) shall be applied only toward the purchase by A&M of the Stock.

                         (iii)          Repayments, Prepayments;
                                   Promissory Note.  The
                                   principal of the Term Loan
                                   shall be repaid in full on
                                   January 31, 2004 and shall be
                                   evidenced by the Promissory
                                   Note; provided, however that
                                   A&M may, upon written notice
                                   to Madeleine on or prior to
                                   12:00 Noon (New York City
                                   time) on the date of
                                   prepayment, prepay all or any
                                   portion of the principal of
                                   the Term Loan.  In the event
                                   that all amounts due and owing
                                   under this Agreement are not
                                   paid immediately upon January
                                   31, 2004, Madeleine may,
                                   subject to subsection 5.10 of
                                   this Agreement, exercise any
                                   other remedy available to it
                                   at law, in equity or
                                   otherwise.

                         (iv)      Interest.  Interest shall be
                              payable on the Term Loan at the
                              rate and at the times set forth in
                              the Promissory Note.

                         (v)       Use of Proceeds.  The proceeds
                              of the Term Loan shall be used by
                              A&M solely for the purchase of the
                              Stock, and A&M shall purchase the
                              Stock on the same date that A&M
                              receives the proceeds of the Term
                              Loan from Madeleine.

                         (vi)      Assignments and
                              Participations.  Madeleine shall
                              have the right at any time to sell,
                              assign, transfer, negotiate or
                              grant participations in all or any
                              part of the Promissory Note and the
                              Term Loan.  A&M hereby acknowledges
                              and agrees that any such
                              disposition will give rise to a
                              direct obligation of A&M to the
                              participant and the participant
                              shall for all purposes relevant
                              thereto be considered to be treated
                              as though it were "Madeleine" under
                              the Promissory Note and hereunder.


          iii.      Representations and Warranties.  A&M
               represents and warrants as follows:

          3.1 Valid Existence, etc. A&M is a limited liability company duly organized and validly existing under the laws of the State of Delaware; A&M has the power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted; A&M has the power and adequate authority to make and carry out this Agreement, the Promissory Note and the A&M Stock Pledge and Account Agreement; and A&M is in good standing wherever necessary to carry on its present business and operations.

          3.2 Due Authorization. Antonio C. Alvarez II and Bryan Marsal are the sole co-managers of A&M, and either Antonio
C. Alvarez II or Bryan Marsal are duly authorized to execute and deliver this Agreement and the A&M Stock Pledge and Account Agreement on behalf of A&M. A&M has duly authorized the execution and delivery of this Agreement, the Promissory Note and the A&M Stock Pledge and Account Agreement.

          3.3 Binding Obligation. This Agreement, the Promissory Note and the A&M Stock Pledge and Account Agreement are the legal, valid and binding obligations of A&M, enforceable against A&M in accordance with their respective terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

          3.4 No Conflict. The execution and delivery of this Agreement, the Promissory Note and the A&M Stock Pledge and Account Agreement, the consummation of the transactions herein and therein contemplated and the fulfillment of or compliance with the terms and conditions hereof and thereof will not in any material respect conflict with or constitute a violation or breach of or default (with due notice or the passage of time or both) under the operating agreement of A&M or any applicable law or administrative rule or regulation, or any applicable court or administrative decree or order, or any note, trust agreement, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which A&M is a party or by which it or its properties are otherwise subject or bound, or result in the creation or imposition of any lien of any nature whatsoever, upon any of the property or assets of A&M except for the A&M Stock Pledge and Account Agreement.

          iv.       Covenants.

          4.1  Affirmative Covenants.  In consideration of
Madeleine entering into this Agreement, A&M agrees that it will, unless Madeleine shall otherwise consent in writing:

                         (i)       Maintenance of Existence.
                              Maintain and preserve its existence
                              and all rights, privileges,
                              licenses, franchises and other
                              authority adequate for the conduct
                              of its business in an orderly
                              manner without voluntary
                              interruption.

                         (ii)      Compliance with Laws.  Comply
                              with all applicable laws, rules,
                              regulations and orders of any
                              governmental authority, the non-compliance with which would materially and adversely affect the business or condition of A&M.

                         (iii)          Payment of Taxes.
                                   Promptly pay all lawful taxes,
                                   governmental charges and
                                   assessments at any time levied
                                   or assessed upon or against it
                                   or its properties; provided,
                                   however, that it shall have
                                   the right to contest in good
                                   faith and by appropriate
                                   proceedings diligently pursue
                                   any such sums and pending such
                                   contest may delay or defer
                                   payment thereof.

                         (iv)      Notice of Adverse Events.
                              Deliver written notice promptly
                              upon (and, in any event, within one
                              business day of) (i) the occurrence
                              of any default in the payment when
                              due of any indebtedness of A&M or
                              of any condition or event that
                              would permit the holders of any
                              outstanding indebtedness of A&M to
                              declare such indebtedness to be due
                              and payable prior to its scheduled
                              maturity or (ii) any material
                              adverse change in the business,
                              condition (financial or otherwise),
                              operations, properties or prospects
                              of A&M.

          4.2 Negative Covenant. In consideration of Madeleine entering into this Agreement, A&M agrees that it will not, without the prior written consent of Madeleine, sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Stock; or, except for the security interest created by the A&M Stock Pledge and Account Agreement, create or suffer to exist any lien upon or with respect to any of the Stock to secure the indebtedness or other obligations of any person or entity; or
(iii) do, or permit or suffer to be done, anything that may impair the value of the Stock or the security intended to be effected under this Agreement, the Promissory Note and the A&M Stock Pledge and Account Agreement, and shall use its best efforts to preserve, protect and enhance the value of the Stock.

          v.        Miscellaneous.

          5.1 Taxes. All sums payable by A&M under this Agreement shall be paid (i) free of any restriction or condition,
(ii) free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America and (iii) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

          5.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by A&M therefrom, shall in any event be effective unless the same shall be in writing and signed by Madeleine and A&M and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          5.3 Notice, Etc. All notices, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile notice with telephonic confirmation) and mailed, sent or delivered, if to A&M:

     A&M Investment Associates #4, LLC
     c/o Alvarez & Marsal, Inc.
     885 Third Avenue, Suite 1700
     New York, New York 10022-4802
     Attention:  Mr. Antonio C. Alvarez II
     Telecopy no.: (212) 230-3307

and if to Madeleine, in the case of deliveries or mailings, at its address at 450 Park Avenue, 28th Floor, New York, New York
10022, and in the case of telecopy, to telecopy no.: (212) 421-2947, in each case Attention: Mr. Robert C. Davenport.

          5.4 No Waiver; Remedies. No failure on the part of Madeleine to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          5.5 Costs, Expenses and Taxes. A&M hereby agrees to pay on demand all reasonable costs and expenses incurred in connection with the preparation, execution, delivery, filing, recording and administration of this Agreement including, without limitation, the reasonable fees and expenses of counsel for Madeleine with respect to the preparation and administration of this Agreement and the Promissory Note and advising Madeleine as to its rights and responsibilities under this Agreement and the Promissory Note. A&M also agrees to pay all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred in connection with the enforcement or amendment of this Agreement or the Promissory Note or any insolvency or bankruptcy proceeding. In addition, A&M shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Promissory Note and the A&M Stock Pledge and Account Agreement, and agrees to save Madeleine harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees, except to the extent that such liability results from the gross negligence or willful misconduct of Madeleine.

          5.6 Binding Effect. This Agreement shall become effective when it shall have been executed by A&M and Madeleine and thereafter shall be binding upon and inure to the benefit of A&M and Madeleine and their respective successors and assigns, except that A&M shall not have the right to assign its rights hereunder or any interest herein to any person without the prior written consent of Madeleine.

          5.7 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating or affecting the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          5.8 Governing Law and Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York without regard to conflicts of laws principles. Any action or proceeding arising out of or relating to this Agreement, the Promissory Note or the A&M Stock Pledge and Account Agreement shall be heard and determined in an appropriate state or federal court in the State of New York.

          5.9  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS
AGREEMENT HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A
JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING
OUT OF THIS AGREEMENT, THE PROMISSORY NOTE OR THE A&M STOCK
PLEDGE AND ACCOUNT AGREEMENT, OR ANY DEALINGS BETWEEN THEM
RELATING TO THE SUBJECT MATTER OF THE PROMISSORY NOTE AND THIS
AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING
ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each party hereto further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.
THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED
EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY
SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO
THIS AGREEMENT, THE PROMISSORY NOTE, THE A&M STOCK PLEDGE AND
ACCOUNT AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS
RELATING TO THE PROMISSORY NOTE. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          5.10 Recourse Limited. Notwithstanding any provision of this Agreement, Madeleine's sole remedy in respect of the Obligations arising under this Agreement, the Promissory Note and the A&M Stock Pledge and Account Agreement shall be to sell, mortgage, foreclose upon or otherwise dispose of the Stock.

          5.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.


           [Remainder of page intentionally left blank]

          Kindly indicate your acceptance of this Agreement by executing and delivering a counterpart of this Agreement on or before August 28, 1997.


                              MADELEINE, LLC


                              By: ______________________________

THE FOREGOING AGREEMENT IS
ACCEPTED:

A&M INVESTMENT ASSOCIATES #4, LLC


By:  _________________________________

     Antonio C. Alvarez II, Co-manager